                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement is made and entered into between Boots & Coots International Well Control, Inc., a Delaware corporation, having a place of business at 777 Post Oak Boulevard, Suite 800, Houston, Texas, 77056 (the "Company") and Thomas L. Easley, an individual resident of Houston, Texas (the "Executive").

         WHEREAS, the Company is a global-response well control service company that specializes in oil field emergencies, including blowouts and well fires; and

         WHEREAS, the Company is desirous of making appropriate long-term arrangements for the management of its business affairs; and

         WHEREAS, the Company is desirous of retaining the Executive to serve as its Chief Financial Officer on the conditions set forth herein for the entire term of this Agreement, and

         WHEREAS, in such capacity, the Executive will have access to all of the business methods and confidential information relating to the Company and its business activities including, but not limited to, its operational and financial matters, its contemplated acquisition and business development plans, its personnel training and development programs and its industry relationships.

         NOW THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. EXECUTIVE REPRESENTATIONS AND WARRANTIES. The Executive represents and warrants to the Company that he is free to accept employment hereunder and that he has no prior or other obligations or commitments of any kind to anyone that would in any way hinder or interfere with his acceptance of, or the full, uninhibited and faithful performance of this Agreement, or the exercise of his best efforts as an executive officer of the Company.


         2. EMPLOYMENT AND DUTIES. The Company shall employ the Executive as its Chief Financial Officer, or in such other comparable executive capacity as the Board of Directors of the Company shall specify from time to time, and the Executive shall be employed by and will work for the Company at Company's executive offices in Houston, Texas. As head of the Finance and Accounting Department, the Executive shall report directly to the Chief Executive Officer. And be responsible for the entire financial management activities of the Company. The duties of the Executive shall include, but not be limited to, business planning, financial planning, financial analysis, the development and implementation of appropriate financial and accounting standards, policies, practices, procedures, cost control programs and financial controls, the development and maintenance of appropriate management information systems, the preparation and distribution of internal and external financial reports, the preparation and filing of domestic and international statutory reports and tax returns, and the supervision of all external financial reporting functions. The Executive's responsibilities shall include all of the duties and responsibilities of the Chief Financial Officer as described in the By-laws of the Company, as the same may be amended from time to time. In addition, the Executive shall, from time to time, perform such other

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functions and duties in connection with the business of the Company as the
Board of Directors may entrust or delegate to him.


         3. CONDUCT OF EXECUTIVE. During the entire Term of this Agreement, the Executive shall devote his full business time, effort, skill and attention to the affairs of the Company and its subsidiaries, will use his best efforts to promote the interests of the Company, and will discharge his responsibilities in a diligent and faithful manner, consistent with sound business practices. During the entire Term of this Agreement, the Executive shall agree to serve as a member of the Company's Board of Directors if elected to such position by the shareholders of the Company. In furtherance of the foregoing:

         (a) The Executive represents that his employment by the Company will not conflict with any obligations which he has to any other person, firm or entity. The Executive specifically represents that he has not brought to the Company (during the period before the signing of this Agreement) and he will not bring to the Company any materials or documents of a former or present employer, or any confidential information or property of any other person, firm or entity.

         (b) The Executive shall not, without disclosure to and approval of the Board of Directors of the Company, directly or indirectly, assist or have an active interest in (whether as a principal, stockholder, lender, employee, officer, director, partner, venturer, consultant or otherwise) in any person, firm, partnership, association, corporation or business organization, entity or enterprise that competes with or is engaged in a business which is substantially similar to the business of the Company except that ownership of not more than 5% of the outstanding securities of any class of any publicly-held corporation shall not be deemed a violation of this sub-paragraph 3(b).

         (c) The Executive shall promptly disclose to the directors of the Company, in accordance with the Company's policies, full information concerning any interests, direct or indirect, he holds (whether as a principal, stockholder, lender, Executive, director, officer, partner, venturer, consultant or otherwise) in any business which, as reasonably known to the Executive purchases or provides services or products to, the Company or any of its subsidiaries, provided that the Executive need not disclose any such interest resulting from ownership of not more than 5% of the outstanding securities of any class of any publicly-held corporation.

         (d) The Executive shall not disclose to any person or entity (other than to the Company's Board of Directors or to others as required, in his judgment, in the due performance of his duties under this Agreement) any confidential or secret information with respect to the business or affairs of the Company, or any of its subsidiaries or affiliates.

         Nothing in this Agreement shall be deemed to preclude the Executive from participating in other business opportunities if and to the extent that
(i) such business opportunities are not directly competitive with or similar to the business of the Company, (ii) the Executive's activities with respect to such opportunities do not have a material adverse effect on the performance of the Executive's duties hereunder, and (iii) the Executive's activities with respect to such opportunity have been fully disclosed in writing to the Company's Board of Directors.


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         4.  CONDITIONS OF EMPLOYMENT.

         (a) Term of Employment. Unless terminated earlier in accordance with the provisions of this Agreement, the Executive will be employed by the Company for a period commencing on April 1, 1999 and terminating on March 31, 2004 (the "Term"). Thereafter, this Agreement shall be renewable on such reasonable terms and for such periods as may be negotiated between the Executive and the Company.

         (b) Place of Employment. The Executive shall occupy offices at the Company's headquarters in Houston, Texas, which will be maintained for his use by the Company at the Company's expense. The Executive shall not be required during the Term of this Agreement to relocate from Houston, Texas to any other business location maintained by the Company although the Executive expressly agrees that regular travel shall be necessary as part of his duties.

         (c) Ownership of Company Records and Reports. The Executive shall not, except in the performance of his duties hereunder, at any time or in any manner make or cause to be made any copies, pictures, duplicates, facsimiles, or other reproductions or recordings or any abstracts or summaries of any reports, studies, memoranda, correspondence, manuals, records, plans or other written or otherwise recorded materials of any kind whatever belonging to or in the possession of the Company, or of any subsidiary or affiliate of the Company, including but not limited to materials describing or in any way relating to the Company's business activities including, but not limited to, its proprietary techniques and technologies, its operational and financial matters, its contemplated acquisition and development plans, its personnel training and development programs and its industry relationships. The Executive shall have no right, title or interest in any such material, and the Executive agrees that, except in the performance of his duties hereunder, he will not, without the prior written consent of the Company remove any such material from any premises of the Company, or any subsidiary or affiliate of the Company, and immediately upon the termination of his employment for any reason whatsoever Executive shall return to the Company all such material in his possession.

         (d) Company's Trade Secrets. Without the prior written consent of the Company, the Executive shall not at any time (whether during or after his employment with the Company) use for his own benefit or purposes or for the benefit or purposes of any other person, firm, partnership, association, corporation or business organization, entity or enterprise, or disclose in any manner to any person, firm, partnership association, corporation or business organization, entity or enterprise, except in the performance of his duties hereunder, any trade secrets, or any information data, knowhow or knowledge constituting trade secrets belonging to, or relating to the affairs of the Company, or any subsidiary, former subsidiary, or affiliate of the Company.

         (e) Inventions, Copyrights, Trademarks. The Executive shall promptly disclose to the Company (and to no one else) all improvements, discoveries, ideas and inventions that may be of significance to the Company, or any subsidiary or affiliate of the


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             Company, made or conceived alone or in conjunction with others
             (whether or not patentable, whether or not made or conceived at the request of or upon the suggestion of the Company or any subsidiary or affiliate of the Company during or out of his usual hours of work or in or about the premises of the Company or elsewhere) while in the employ of the Company or of any subsidiary or affiliate of the Company, or made or conceived within one year after the termination of his employment by the Company or of any subsidiary or affiliate of the Company if resulting from, suggested by or relating to such employment. All such improvements, discoveries, ideas and inventions shall be the sole and exclusive property of the Company and are hereby assigned to the Company. At the request of the Company and at its cost, the Executive shall assist the Company, or any person or persons from time to time designated by it, to obtain the copyright, trademark and/or grant of patents in the United States and/or in such other country or countries as may be designated by the Company, covering such improvements, discoveries, ideas and inventions and shall in connection therewith and in connection with the defense of any patents execute such applications, statements or other documents, furnish such information and data and take all such other action (including, but not limited to, the giving of testimony) as the Company may from time to time reasonably request.

         (f) Continuation of Employment After Initial Term. A continuation of Executive's employment with the Company after the initial Term hereof shall be deemed to be an extension of this Agreement on a month-to-month basis, subject to termination by either party on thirty (30) days advance written notice, except that no bonus shall be paid during said continued period unless agreed upon in writing between the parties.

         5. COMPENSATION. The Company shall compensate the Executive for all services to be rendered by him during the Term as follows:

         (a) The Executive shall receive a Salary of $225,000 per year during the period commencing on April 1, 1999 and terminating on March 31, 2004. The Executive's Salary shall be reviewed on an annual basis and the amount of such Salary shall be subject to renegotiation on the basis of the performance of the Executive and the performance of the Company.

         (b) The Executive shall participate in the Company's Executive Bonus Pool and any other additional executive compensation plans adopted by the shareholders of the Company; provided, however, that the discretionary authority to determine the level of the Executive's participation therein and the terms and conditions of such participation shall remain vested in the Company's board of directors, or a compensation committee appointed by the board of directors, and the board of directors or the compensation committee, as the case may be, shall have the authority to adjust such participation upward or downward from time to time in its sole discretion.

         (c) The Executive shall participate in the Company's standard employee benefit programs, including but not limited to the Company's medical/hospitalization insurance and group life insurance, as in effect from time to time. Further, Executive shall be entitled to a company paid policy of life insurance, payable to his designated beneficiary, in an amount of not less than $750,000.

         (d) The Executive shall receive an automobile allowance of $1,500 per month from which the Executive shall be required to provide a suitable automobile and all ordinary and necessary fuel, maintenance and insurance, provided, however, that the Company will pay any extraordinary operating expenses for business use of the automobile.

         (e) During the Term of this Agreement, the Company will reimburse the Executive for all reasonable business expenses incurred by him on behalf of the Company in the performance of his duties hereunder upon presentation of vouchers, receipts or other evidence of such expenses in accordance with the policies of the Company.

         (f) The Executive shall be entitled to reimbursement for the costs associated with membership in one golf country club, including monthly dues and expenses associated with business entertainment at such club.

             Notwithstanding any other provision of this Agreement, it is agreed that the Executive shall be entitled to receive such incentive bonuses, stock options and other benefits as may be granted by the board of directors from time to time.

         6. RESTRICTED STOCK OPTION. Simultaneously with the execution of this Agreement, the Executive shall be entitled to receive and the Company shall issue to the Executive an Option to purchase shares of the Company's authorized and previously unissued $0.00001 par value common stock (the "Option Shares"), as set forth on the attached Schedule "A", which shall, upon issuance, be subject to all of the following terms and conditions:

         (a) The Option Shares are issued to the Executive for the sole purpose of providing the Executive with a tangible incentive to put forth maximum efforts for the success of the Company and its business in the future. Therefore, in the event that the Executive's employment with the Company is terminated for any reason prior to any anniversary of the date of this Agreement, then all Option Shares that have not previously vested in the Executive pursuant to sub-paragraphs (b) through (d) hereof shall be immediately forfeit without further action by the Company or the Executive.

         (b) Absolute and unrestricted ownership of the Option Shares shall vest in the Executive over the 5 year period commencing on the date of this Agreement, at the rate of twenty percent (20%) of the Option Shares per year. The foregoing vesting shall not occur until an anniversary date of this Agreement, provided, however, consideration shall be given to partial periods in the event that the Executive's employment with the Company is terminated for any reason, other than for cause, prior to any anniversary of the date of this Agreement.

         (c) Notwithstanding the provisions of subparagraphs (a) and (b) absolute and unrestricted ownership of all unvested Option Shares shall vest in the Executive immediately prior to the consummation of (i) any merger, consolidation or similar business combination transaction where the Company is not the surviving entity, (ii) any sale of all or substantially all of the Company's assets where the proceeds are intended for distribution to the stockholders, or
             (iii) any other transaction or series of transactions whereby any person, entity or group acting in concert acquires direct or indirect ownership of more than 10% of the Company's outstanding voting securities.

         7.  TERMINATION OF EMPLOYMENT.

         (a) This Agreement and the compensation payable to Executive hereunder shall terminate and cease to accrue forthwith upon Executive's death.

         (b) The Executive's employment under the terms of this Agreement may be terminated, at the option of the Company by notice to the Executive, (i) for any reason, or for no reason, at the end of the initial Term of this Agreement, (ii) as a result of disability of the Executive as provided in subparagraph (c) below, or (iii) for cause as defined in subparagraph (d) below.

         (c) As used herein, "disability" shall mean such physical or mental disability or incapacity of the Executive which, in the good faith determination of the Board of Directors of the Company, has prevented the Executive from performing substantially all of the duties hereunder during any period of six (6) consecutive months. Subject only to existing Federal, State or local law, if the Executive suffers a disability, the Company shall have the right to terminate this Employment Agreement by giving notice at any time after the expiration of such three-month period and this Employment Agreement shall terminate upon the Company giving such notice. Such termination shall not, however, affect any rights of the Executive under the Company's Executive benefit plans as constituted on the date of such termination.

         (d) As used herein, "cause" shall mean (i) any material failure by Executive to observe or perform his Agreements herein contained,
             (ii) any fraudulent or dishonest conduct in the performance of the Executive's duties and functions, (iii) any gross negligence or willful breach of the Executive's obligations under this Agreement, or (iv) any intentional disregard of the policies and instructions established by the Board of Directors of the Company.

         (e) Upon termination of this Agreement by the Company for cause prior to the end of the initial term, except for termination based upon an intentional act on the part of Executive including, by way of example, the refusal to perform work when the Executive is physically and mentally able to do so or engaging in competition with the Company, the Executive shall receive as a complete and total settlement of all of claims of every type and nature against the Company, its officers and Executives, immediately upon termination a lump sum payment equal to 24 month's base annual salary (said sum shall hereinafter be referred to as "Liquidated Damages"). If Executive is terminated by reason of an intentional act on his behalf, Executive shall be due no compensation other than accrued base salary owing up to the time of termination.

         8. SPECIFIC PERFORMANCE. If any portion of this Agreement is found by a court of competent jurisdiction to be too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision hereof shall not affect any remaining provision. The Executive acknowledges and agrees that the Company's remedy at law for any breach of any of his obligations hereunder would be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding that may be brought to enforce any provision of this Agreement without the necessity of proof of actual damage and without any bond or other security being required. Such remedies shall not be exclusive and shall be in addition to any other remedy which the Company may have.

         9.  MISCELLANEOUS.

         (a) The failure of a party to insist on any occasion upon strict adherence to any Term of this Agreement shall not be considered to be a waiver or deprive that party of the right thereafter to insist upon strict adherence to that Term or any other Term of this Agreement. Any waiver must be in writing.

         (b) All notices and other communications under this Agreement shall be in writing and shall be delivered personally or mailed by registered mail, return receipt requested, and shall be deemed given when so delivered or mailed, to a party at such address as a party may, from time to time, designate in writing to the other party.

         (c) Notwithstanding the termination of the Executive's employment hereunder, the provisions of Paragraphs 6 and 9 shall survive such termination.

         (d) This Agreement shall be assigned to and inure to the benefit of, and be binding upon, any successor to substantially all of the assets and business of the Company as a going concern, whether by merger, consolidation, liquidation or sale of substantially all of the assets of the Company or otherwise.

         (e) This Agreement constitutes the entire Agreement between the parties regarding the above matters, and each party acknowledges that there are no other written or verbal Agreements or understandings relating to such subject matter between the Executive and the Company or between the Executive and any other individuals or entities other than those set forth herein. No amendment to this Agreement shall be effective unless it is in writing and signed by both the parties hereto.

         (f) This Agreement shall be construed according to the laws of the State of Texas pertaining to Agreements formed and to be performed wholly within the State of Texas. In the event action be brought to enforce any provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees as fixed by the court. The Executive represents and warrants that he has reviewed this Agreement in detail with his legal and other advisors, as he considers appropriate, and that he fully understands the consequences to him of its provisions. The Executive is relying on his own judgment and the judgment of his advisors with respect to this Agreement and he understands that the Company is making no representations to him concerning taxes or any other matters respecting this Agreement.

         (g) Any dispute between the parties to this Agreement shall be determined and settled by binding arbitration in Houston, Texas under the rules of the American Arbitration Association. Judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction over the party adversely by such award.

         (h) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes hereof.


         IN WITNESS WHEREOF, the parties hereto have set their hands on this 1st day of April, 1999.


         BOOTS & COOTS INTERNATIONAL.             THOMAS L. EASLEY
            WELL CONTROL, INC

By: /s/ L. H. RAMMING                             /s/ THOMAS L. EASLEY
   ---------------------------------------      ------------------------------
   L. H. Ramming, Chief Executive Officer



Approved by Compensation Committee of the Board of Directors



/s/ [ILLEGIBLE]
------------------------------------------
Signature

                                 SCHEDULE A TO
                        EXECUTIVE EMPLOYMENT AGREEMENT
                               THOMAS L. EASLEY


Restricted Stock Option:

   # SHARES              EXERCISE PRICE
   --------              --------------
    500,000                  $1.55